                          MONTHLY REPORT TO NOTEHOLDERS

                 FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1

                    MONTHLY PERIOD ENDING: DECEMBER 31, 2002

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 (the "Indenture"), by and between Issuer and the Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 2002-1 Indenture Supplement, dated as of October 24, 2002, by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer (the "Supplement"). Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the January 15, 2003 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                             None

(f) To the knowledge of the undersigned, no Series 2002-1 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                             None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount[, the amount on deposit in the Cash Collateral Account equals the Required Cash Collateral Amount] and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

  1. Principal Receivables
     (a) Beginning of Monthly Period Principal Receivables                      $ 1,880,869,779.25
     (b) End of Monthly Period Principal Receivables                            $ 2,096,852,125.46
     (c) Average Principal Receivables                                          $ 1,988,860,952.36

  2. End of Monthly Period Trust Receivables                                    $ 2,122,250,016.11

  3. Delinquent Balances

                          Delinquency                                           Aggregate Account                 Percentage of
                           Category                                                  Balance                    Total Receivables
----------------------------------------------------------------------------------------------------------------------------------
        (a) 30 to 59 days                                                       $  36,648,154.90                             1.73%
        (b) 60 to 89 days                                                       $  20,248,523.40                             0.95%
        (c) 90 to 119 days                                                      $  17,068,540.46                             0.80%
        (d) 120 to 149 days                                                     $  13,258,325.36                             0.62%
        (e) 150 or more days                                                    $  11,578,511.98                             0.55%
             Total:                                                             $  98,802,056.10                             4.66%

  4. Aggregate amount of Collections
        (a) Total Collections                                                                                   $   246,259,269.00
        (b) Total Collections of Principal Receivables                                                          $   219,812,323.03
        (c) Total Collections of Finance Charge Receivables                                                     $   26,446,945.97
        (d) Aggregate Allocation Percentages for Outstanding Series                                                         92.24%
        (e) Aggregate Allocation Percentage of Collections of Principal
            Receivables                                                                                                     92.24%
        (f) Aggregate Allocation Percentage of Collections of Finance Charge
            Receivables                                                                                                     92.24%

  5. Aggregate amount of Principal Receivables in Accounts which became
     Defaulted Accounts during the Monthly Period                                                               $    13,455,615.00

  6. Calculation of Interchange allocable to the Issuer for the Monthly Period

        (a) Sales net of cash advances during the Monthly Period on all FNBO
            MasterCard and VISA accounts                                                                        $   479,375,327.73

        (b) Sales net of cash advances during the Monthly Period on Accounts
            designated to the Receivables Trust                                                                 $   235,592,233.84

        (c) Total amount of Interchange paid or payable to FNBO with respect to
            the Monthly Period                                                                                  $     8,151,147.31

        (d) Amount of Interchange allocable to the Receivables Trust with
            respect to the Monthly Period ( [c] multiplied by [b/a])                                            $     4,005,936.25

        (e) Servicer Interchange amount (1% of Collateral Amount at end of
            prior Monthly Period)                                                                               $       339,726.03

        (f) Adjustment to Noteholder Servicing Fee (excess of (e) over (d))                                     $                -


  7. The aggregate amount of Collections of Finance Charge Receivables for the
     Receivables Trust for the Monthly Period
        (a) Interchange                                                                                         $     4,005,936.25
        (b) Recoveries                                                                                          $       696,640.26
        (c) Finance Charges and Fees                                                                            $    26,446,945.97
        (d) Discount Receivables                                                                                $                -
             Total                                                                                              $    31,149,522.48

  8. Aggregate Uncovered Dilution Amount for the Monthly Period                                                 $                -

B.   INFORMATION REGARDING THE SERIES 2002-1 NOTES

  1. Collateral Amount at the close of business on the prior Distribution Date                                  $   400,000,000.00
        (a) Reductions due to Investor Charge-Offs (including Uncovered
            Dilution Amounts) to be made on the related Distribution Date                                       $                -
        (b) Reimbursements to be made on the related Distribution Date from
            Available Finance Charge Collections                                                                $                -
        (c) Collateral Amount at the close of business on the Distribution Date                                 $   400,000,000.00

  2. Note Principal Balance at the close of business on the Distribution Date during the Monthly Period
        (a) Class A Note Principal Balance                                                                      $   332,000,000.00
        (b) Class B Note Principal Balance                                                                      $    31,000,000.00
        (c) Class C Note Principal Balance                                                                      $    37,000,000.00
             Total Note Principal Balance                                                                       $   400,000,000.00

  3. Allocation Percentages for the Monthly Period
        (a) Principal Collections                                                                                           21.27%
        (b) Finance Charge Collections                                                                                      21.27%
        (c) Default Amounts                                                                                                 21.27%

  4. Investor Principal Collections processed during the Monthly Period and
     allocated to the Series                                                                                    $    46,754,081.11

  5. Excess Principal Collections available from other Group I Series allocated
     to the Series                                                                                              $                -

  6. Aggregate amounts treated as Available Principal Collections pursuant to
     subsections 4.04(a)(v) and (vi) of the related Indenture Supplement                                        $     2,862,009.31

  7. Reallocated Principal Collections (up to the Monthly Principal
     Reallocation Amount) applied pursuant to Section 4.06 of the related
     Indenture Supplement                                                                                       $                -

  8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                                                                  $    49,616,090.42

  9. Principal Accumulation Investment Proceeds                                                                 $                -

 10. Investor Finance Charge Collections (including Interchange and Recoveries)
     processed during the Monthly Period                                                                        $     6,624,493.16

 11. Excess Finance Charge Collections from Group I allocated to the Series                                     $                -

 12. Reserve Account withdrawals pursuant to Section 4.10(b) or (d) of the
     related Indenture Supplement                                                                               $                -

 13. Excess amounts from Spread Account to be treated as Available Finance
     Charge Collections pursuant to Section 4.12(g) of the related Indenture
     Supplement                                                                                                 $                -

 14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)                                                       $     6,624,493.16

 15. Distributions of principal and interest to Noteholders on the Distribution
     Date
        (a) Class A Noteholders                                                                                 $       423,300.00
        (b) Class B Noteholders                                                                                 $        47,016.67
        (c) Class C Noteholders                                                                                 $        78,316.67

 16. Distributions of principal to Noteholders on the Distribution Date:
        (a) Class A Noteholders                                                                                 $                -
        (b) Class B Noteholders                                                                                 $                -
        (c) Class C Noteholders                                                                                 $                -

 17. Distributions of interest to Noteholders on the Distribution Date:
        (a) Class A Noteholders                                                                                 $       423,300.00
        (b) Class B Noteholders                                                                                 $        47,016.67
        (c) Class C Noteholders                                                                                 $        78,316.67

 18. The aggregate amount of all Principal Receivables in Accounts which became
     Defaulted Accounts during the Monthly Period which were allocated to the
     Series 2002-1
        (a) Default Amount                                                                                      $    13,455,615.00
        (b) Allocation Percentage (B.3.(c) above)                                                                           21.27%
                                                                                                                ------------------
            Total Investor Default Amount (a multiplied by b)                                                   $     2,862,009.31

 19. The aggregate amount of Uncovered Dilution Amount allocated to the Series
     for the Monthly Period                                                                                     $                -
        (a) Dilutions not covered by Transferor                                                                 $                -
        (b) Series Allocation Percentage (as defined in the related Indenture
            Supplement)                                                                                                     21.27%
        (c) Total Uncovered Dilution Amount                                                                     $                -

 20. The aggregate amount of Investor Charge-Offs (including any Uncovered
     Dilution Amount not covered by the Transferor) for the Monthly Period                                      $                -

 21. Noteholder Servicing Fee for the Monthly Period payable to the Servicer
     (after adjustment for Servicer Interchange shortfall, if any)                                              $       679,452.05

 22. Ratings of the Class A Notes
        Moody's                                                                                                 Aaa
                                                                                                                ------------------
        S&P                                                                                                     AAA
                                                                                                                ------------------
        Fitch                                                                                                   AAA
                                                                                                                ------------------

 23. Ratings of the Class B Notes
        Moody's                                                                                                 A2
                                                                                                                ------------------
        S&P                                                                                                     A2
                                                                                                                ------------------
        Fitch                                                                                                   A+
                                                                                                                ------------------

 24. Ratings of the Class C Notes
        Moody's                                                                                                 Baa2
                                                                                                                ------------------
        S&P                                                                                                     BBB
                                                                                                                ------------------
        Fitch                                                                                                   BBB
                                                                                                                ------------------

 25. Note Interest Rate for the Monthly Period
        (a) Class A Note Interest Rate                                                                                    1.53000%
        (b) Class B Note Interest Rate                                                                                    1.82000%

        (c) Class C Note Interest Rate                                                                                    2.54000%

C. QUARTERLY NET YIELD

  1. Base Rate for the Monthly Period                                                                                        3.61%
  2. Portfolio Yield for the Monthly Period                                                                                 11.08%
  3. Net Yield for the Monthly Period (Portfolio Yield MINUS Base Rate)                                                      7.46%
  4. Quarterly Net Yield for the related Distribution Date                                                                   6.49%

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

  1. Opening Principal Accumulation Account Balance on the Distribution Date
     for the Monthly Period                                                                                     $                -

  2. Controlled Deposit Amount to be deposited to the Principal Accumulation
     Account on the Distribution Date for the Monthly Period                                                    $                -
        (a) Controlled Accumulation Amount                                                                      $                -
        (b) Accumulation Shortfall                                                                              $                -
        (c) Controlled Deposit Amount (a+b)                                                                     $                -

  3. Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the related Distribution Date
        (a) Distribution in reduction of the Class A Notes                                                      $                -
        (b) Distribution in reduction of the Class B Notes                                                      $                -
        (c) Distribution in reduction of the Class C Notes                                                      $                -

  4. Principal Accumulation Account ending balance after deposit or withdrawal on the Distribution Date for the Monthly Period
                                                                                                                ------------------

E. INFORMATION REGARDING THE SPREAD ACCOUNT

  1. Opening Available Spread Account Amount on the Distribution Date for the
     Monthly Period                                                                                             $     2,000,000.00

  2. Aggregate amount required to be withdrawn pursuant to Section 4.12(c) of the related Indenture Supplement for distribution to Class C Noteholders
     pursuant to Section 4.04(a)(iv) of the related Indenture Supplement                                        $                -

  3. Aggregate amount required to be withdrawn pursuant to Section 4.12(d) of the related Indenture Supplement for distribution in reduction of the
     Class C Note Principal Balance                                                                             $                -

  4. Spread Account Percentage for the Distribution Date for the Monthly Period                                               0.5%

  5. Closing Required Spread Account Amount for the Distribution Date for the
     Monthly Period                                                                                             $     2,000,000.00

  6. Amount on deposit in Spread Account after required withdrawals on the
     Distribution Date for the Monthly Period (1-(2+3))                                                         $     2,000,000.00

  7. Spread Account Deficiency, if any (5 MINUS 6)                                                              $                -


  8. Amounts deposited pursuant to Section 4.04(a)(vii) or 4.10(e) of the
     related Indenture Supplement                                                                               $                -

  9. Remaining Spread Account Deficiency, if any (7 minus 8)                                                    $                -

F. INFORMATION REGARDING THE RESERVE ACCOUNT

  1. Reserve Account Funding Date                                                                                     July 1, 2004

  2. Opening Available Reserve Account Amount on the Distribution Date for the
     Monthly Period                                                                                             $                -

  3. Aggregate amount required to be withdrawn pursuant to Section 4.10(d) of the related Indenture Supplement for inclusion in Available Finance
     Charge Collections:
        (a) Covered Amount                                                                                      $                -
        (b) Principal Accumulation Investment Proceeds                                                          $                -
        (c) Reserve Draw Amount (a MINUS b)                                                                     $                -

  4. Required Reserve Account Amount                                                                            $                -

  5. Reserve Account Surplus (4-(2-3))                                                                          $                -

G. INFORMATION REGARDING ACCUMULATION PERIOD
  (REQUIRED ON AND AFTER NOV 2004 DISTRIBUTION DATE)

  1. Accumulation Period Length (months)

     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of January, 2003.

                                       FIRST NATIONAL BANK OF OMAHA, Servicer

                                       By _______________________________
                                       Name:  Jean L. Koenck
                                       Title: Vice President